UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2025

AZITRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41705	46-4478536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Business Park Drive

Branford, CT 06405

(Address of principal executive offices)(Zip Code)

(203) 646-6446

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock: Par value $0.0001	AZTR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 29, 2025, Azitra, Inc. (the “Company”), filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on June 23, 2025, at 11:00 a.m. Eastern Time. The Proxy Statement was supplemented by the proxy statement supplement filed with the SEC on June 18, 2025 (the “Supplement”).

The Supplement updates the voting standard for Proposal 2, described in the Proxy Statement. Proposal No. 2 in the Proxy Statement is a proposal for the Company’s stockholders to adopt an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the authorized number of shares of the Company’s common stock from 100,000,000 shares to 200,000,000 shares.

A copy of the Supplement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Important Additional Information

This Form 8-K is not a substitute for the Proxy Statement, the Supplement, or any other documents that the Company has filed or may file with the SEC or send to its stockholders in connection with the Annual Meeting.

Stockholders may obtain free copies of the Proxy Statement, the Supplement, and all other documents filed or that will be filed with the SEC regarding the Annual Meeting at the website maintained by the SEC at www.sec.gov. Stockholders are urged to read the Proxy Statement, the Supplement, and the other relevant materials before making any voting decision.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Supplement, dated June 18, 2025.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2025	AZITRA, INC.

	By:	/s/ Francisco D. Salva
Francisco D. Salva
Chief Executive Officer